EXHIBIT 99.1

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF SUFFOLK

SUSAN FORBUSH, Derivatively on Behalf of
Herself and All Others Similarly Situated,
                      Plaintiff,
– v. –
EDGAR F. GOODALE, JOSEPH A. GAVIOLA,
JAMES E. DANOWSKI, J. GORDON HUSZAGH, DAVID A. KANDELL, THOMAS S.
KOHLMANN, TERENCE X. MEYER,
STACEY L. MORAN, SUSAN V.B. O’SHEA,
and JOHN D. STARK, JR.,
                      Defendants,
– and –
SUFFOLK BANCORP,
                    Nominal Defendant.
Assigned to: Justice William B. Rebolini Index No. 33538/11

UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF NEW YORK

ROBERT J. LEVY, Derivatively on
Behalf of Suffolk Bancorp,
                      Plaintiff,
– v. –
J. GORDON HUSZAGH, STACEY L. MORAN,
TERENCE X. MEYER, THOMAS S.
KOHLMANN, EDGAR F. GOODALE,
JOSEPH A. GAVIOLA, JOHN D. STARK JR.,
SUSAN V.B. O’SHEA, JAMES E. DANOWSKI,
and DAVID A. KANDELL,
                      Defendants,
– and –
SUFFOLK BANCORP, a New York
Corporation,
                       Nominal Defendant.

11 Civ. 3321 (JS) (GRB)

NOTICE OF PROPOSED SETTLEMENT OF DERIVATIVE ACTIONS,
HEARING THEREON, AND RIGHT TO APPEAR

IMPORTANT NOTICE TO ALL HOLDERS OF SUFFOLK BANCORP (“SUFFOLK” OR THE “COMPANY”) COMMON STOCK AS OF MAY 14, 2013 (“SUFFOLK SHAREHOLDERS”) (EXCLUDING DEFENDANTS) AND THEIR SUCCESSORS-IN-INTEREST.  PLEASE NOTE THAT THE ABOVE-CAPTIONED ACTIONS ARE NOT “CLASS ACTIONS” AND NO INDIVIDUAL SHAREHOLDER HAS THE RIGHT TO BE COMPENSATED AS A RESULT OF THE SETTLEMENT DESCRIBED BELOW.

PLEASE READ THIS NOTICE CAREFULLY AND COMPLETELY.  IF YOU ARE A SUFFOLK SHAREHOLDER, YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE ACTIONS.

PLEASE TAKE NOTICE that the above-captioned shareholder derivative actions (the “Actions”) are being settled.  The terms of the proposed settlement of the Actions (the “Settlement”) are set forth in a Stipulation of Compromise and Settlement dated May 14, 2013 (the “Stipulation”).  On September 25, 2013, at 11:00 a.m., a hearing (the “Settlement Hearing”) will be held before the Supreme Court of the State of New York, County of Suffolk (the “Court”), One Court Street, Riverhead, New York 11901, before the Honorable William B. Rebolini, to determine:  (i) whether the terms of the Settlement should be approved as fair, reasonable and adequate; (ii) whether to award Plaintiffs’ Counsel fees and expenses in the amount of $600,000 (the “Fee and Expense Award”); and (iii) whether the Actions should be dismissed with prejudice against the Defendants as set forth in the Stipulation filed with the Court.

This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court.  Unless stated otherwise, all capitalized terms used herein have the same meaning as set forth in the Stipulation.

The Actions were brought derivatively on behalf of Suffolk against certain current and former officers and directors of the Company for, among other things, allegedly violating their fiduciary duties in connection with the monitoring of risk in Suffolk’s loan portfolio, the setting of Suffolk’s allowance for loan losses, and Suffolk’s disclosures concerning its loan portfolio, its allowance for loan losses, and its financial results and condition. The Settlement described here resolves all claims that were raised, or could have been raised, in the Actions.

The terms of the Settlement set forth in the Stipulation require Suffolk to implement numerous corporate governance enhancements, including:  (i) adoption of a charter for Suffolk’s Asset/Liability Management Committee; (ii) expansion of the duties and responsibilities of Suffolk’s Compliance Committee; (iii) maintenance of the position of Risk Manager with specified responsibilities; (iv) improvements in credit policy oversight by Suffolk’s Board of Directors; (v) expansion of the duties of Suffolk’s Audit Committee; (vi) expansion of Suffolk’s management’s responsibilities in assessing the adequacy of Suffolk’s internal controls; (vii) maintenance of Suffolk’s internal audit function with specified responsibilities; and (viii) implementation of a policy requiring forfeiture of bonuses and profits by officers found by the Board to have engaged in knowing misconduct causing an accounting restatement.  Defendants have denied and continue to deny each and all of the claims and contentions alleged by Plaintiffs in the Actions and all charges of wrongdoing or liability against them.

Any Suffolk Shareholder that objects to the Settlement of the Actions and/or the Fee and Expense Award shall have a right to appear and to be heard at the Settlement Hearing, and may enter an appearance of counsel of such shareholder’s own choosing at such shareholder’s own expense, or may appear on his or her own.  No Person other than Plaintiffs’ counsel and Defendants’ counsel in the Actions, however, shall be heard at the Settlement Hearing unless, no later than fourteen (14) calendar days prior to the date of the Settlement Hearing, such shareholder has filed with the Court and delivered to counsel for the Parties a written notice of objection, signed as authorized by the objecting shareholder, setting forth the ground(s) for the objection and proof of the shareholder’s status as a Suffolk Shareholder.  Any objecting shareholder must also file with the Court and deliver to all counsel in the Action (listed below) copies of any documents, exhibits, affidavits, or other evidence the shareholder will rely upon in support of his or her objection.  Only Suffolk Shareholders who have filed and delivered valid and timely written notices of objection will be entitled to be heard at the Settlement Hearing unless the Court orders otherwise.

If you wish to object to the Settlement and/or the Fee and Expense Award, you must file with the Court and serve on the counsel listed below a written objection setting forth the ground(s) for such objection and providing proof of your ownership of Suffolk stock no later than fourteen (14) calendar days prior to the Settlement Hearing:

GLANCY BINKOW & GOLDBERG LLP Louis Boyarsky Counsel for Plaintiff Susan Forbush 1925 Century Park East, Suite 2100 Los Angeles, California 90067
WACHTELL, LIPTON, ROSEN & KATZ George T. Conway III Counsel for Suffolk Bancorp and Certain Individual Defendants 51 West 52nd Street New York, New York 10019

Any person who fails to object in the manner described above shall be deemed to have waived the right to object (including any right of appeal) and shall be forever barred from raising such objection in this or any other action or proceeding, unless the Court orders otherwise.

Suffolk Shareholders who have no objection to the Settlement or the Fee and Expense Award do not need to appear at the Settlement Hearing or take any other action.  If you are a

 Suffolk Shareholder, you will be bound by the Order and Final Judgment of the Court, and you will be deemed to have released any and all claims that have or could have been brought in the Actions.

This Notice is being published as a Company Current Report via a Form 8-K and filed with the United States Securities and Exchange Commission (the “SEC”).  You may obtain a copy of this Notice by referring to the SEC’s website at http://www.sec.gov.

Inquiries may be made to counsel for Plaintiff Forbush:  Louis Boyarsky, Glancy Binkow & Goldberg LLP, 1925 Century Park East, Suite 2100, Los Angeles, California 90067; telephone (310) 201-9150.

Dated: July 26, 2013	BY ORDER OF THE SUPREME COURT OF THE STATE OF NEW YORK, COUNTY OF SUFFOLK